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                                                                       Exhibit 5
                            BOSE McKINNEY & EVANS LLP
                            2700 First Indiana Plaza
                          135 North Pennsylvania Street
                           Indianapolis, Indiana 46240
                                 (317) 684-5000


May 24, 2000

Duke-Weeks Realty Corporation
Duke-Weeks Realty Limited Partnership
8888 Keystone Crossing, Suite 1200
Indianapolis, Indiana  46240

Dear Sirs:

We are acting as counsel to Duke-Weeks Realty Corporation, an Indiana corporation (the "Company"), and Duke-Weeks Realty Limited Partnership, an Indiana limited Partnership (the "Partnership"), in connection with the shelf registration by the Company and the Partnership of $200,000,000 in maximum aggregate offering price of (i)shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), (ii) shares of the Company's preferred stock ("Preferred Stock") and (iii) shares of Preferred Stock represented by depositary shares ("Depositary Shares") and $300,000,000 in maximum aggregate offering price of debt securities of the Partnership ("Debt Securities"). The Common Stock, Preferred Stock, Depositary Shares and Debt Securities are the subject of a Registration Statement (the "Registration Statement") filed by the Company and the Partnership on Form S-3 under the Securities Act of 1933, as amended.

We have examined photostatic copies of the Company's Second Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws and of the Partnership's Second Amended and Restated Agreement of Limited Partnership, as amended to date, and such other documents and instruments as we have deemed necessary to enable us to render the opinion set forth below. We have assumed the conformity to the originals of all documents submitted to us as photostatic copies, the authenticity of the originals of such documents, and the genuineness of all signatures appearing thereon.

Based upon and subject to the foregoing, it is our opinion that:

(1) The Common Stock has been duly authorized by all necessary corporate action of the Company and when (a) the applicable provisions of the Securities Act of 1933 and such state "blue sky" or securities laws as may be applicable have been complied with and (b) the shares of Common Stock have been issued, delivered, and paid for, such shares of Common Stock will be legally issued, fully paid, and nonassessable.

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Duke-Weeks Realty Corporation
Duke-Weeks Realty Limited Partnership
May 24, 2000
Page 2


(2) The Preferred Stock and the representation of such Preferred Stock by Depositary Shares have been duly authorized by all necessary corporate action of the Company and when (a) the applicable provisions of the Securities Act of 1933 and such state "blue sky" or securities laws as may be applicable have been complied with, (b) the Company's board of directors has adopted and the Company has duly filed with the Indiana Secretary of State an amendment to its amended and restated articles of incorporation establishing the preferences, limitations and relative voting and other rights of each series of Preferred Stock prior to issuance thereof and (c) the shares of Preferred Stock and, if applicable, Depositary Shares, have been issued, delivered, and paid for, such shares of Preferred Stock and, if applicable, Depositary Shares will be legally issued, fully paid, and nonassessable.

(3) The Debt Securities have been duly authorized by all necessary partnership action of the Partnership and when (a) the applicable provisions of the Securities Act of 1933 and such state "blue sky" or securities laws as may be applicable have been complied with and (b) the Debt Securities have been issued and delivered for value as contemplated in the Registration Statement, such Debt Securities will be legally issued and will be binding obligations of the Partnership.

We do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States and the State of Indiana and, therefore, this opinion is limited to the laws of those jurisdictions.

We consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-3 filed under the Securities Act of 1933 relating to the Common Stock, Preferred Stock, Depositary Shares and Debt Securities.

Very truly yours,

/s/  BOSE McKINNEY & EVANS LLP